UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2012

Date of report (Date of earliest event reported)

L & L Energy, Inc.

(Exact name of Registrant as Specified in Charter)

Nevada	000-32505	91-2103949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Andover Park East, Suite 200, Seattle WA 98188

(Address of principal executive offices)     (Zip Code)

(206) 264-8065

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)	The 2012 annual meeting of shareholders of the Company was held at L&L Energy’s Seattle office on August 31, 2012. A quorum was met, with 41.35% of the outstanding shares voted.

(b)

 The voting was conducted and certified by an independent third party proxy voting firm, Broadridge of New York. The results of the proposals submitted to a vote of the Company’s shareholders at the annual meeting are set forth below.

1)	Each of the following nominees for director was elected to serve until the next annual meeting of shareholders or until a respective successor is elected and qualified:

Director Name	Shares Voted For	% of Shares Voted For	Shares Withheld
Dickson V. Lee	15,140,477	98.36%	252,975
Jingcai Yang	15,262,560	99.15%	130,892
Mohan Datwani	15,114,141	98.19%	279,311
Clayton Fong	15,047,968	97.76%	345,484
Dr. Syd S. Peng	15,217,337	98.86%	176,115

2)	The advisory proposal on the Company’s executive compensation was approved as follows:

Shares Voted For	% of Shares Voted For	Shares Votes Against	Abstentions
15,129,432	98.28%	168,057	95,963
3)	The advisory proposal on plan to seek dual listing outside the USA was approved as follows:

Shares Voted For	% of Shares Voted For	Shares Votes Against	Abstentions
15,292,174	99.34%	81,670	19,608

ITEM 8.01.	OTHER EVENTS.

On September 4, 2012, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Exhibit Number	Description
99.1	Press Release

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L & L ENERGY, INC.
(Registrant)

By:	/s/ Dickson V. Lee
Dickson V. Lee,
Chief Executive Officer

 Date: September 5, 2012